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                                  EXHIBIT 10.6

                                UGI CORPORATION
                              AMENDED AND RESTATED
                     DIRECTORS' DEFERRED COMPENSATION PLAN

1.   Background and Purpose

     1.1 The Directors' Deferred Compensation Plan (the "Plan") was adopted effective as of June 20, 1984. The Plan was adopted and, until April 10, 1992, maintained by UGI Utilities, Inc., which prior to April 10, 1992 was known as UGI Corporation ("UGI Utilities"). On April 10, 1992, UGI Utilities became a subsidiary of New UGI Corporation which was renamed, as of such date, UGI Corporation. As of April 10, 1992 UGI Corporation assumed sponsorship of the Plan and all obligations of UGI Utilities hereunder. In connection with the transfer of Plan sponsorship, pursuant to the authority granted under Section 6.4, the Plan was amended and restated in its entirety effective as of April 10, 1992. Pursuant to the authority granted under Section 6.4, the Plan is now amended and restated in its entirety effective as of January 1, 2000, to reflect certain changes approved by the Board of Directors on December 14, 1999.

     1.2 The Plan is intended to enable each Director of the Company to defer the payment of all or a specified portion of the compensation otherwise payable in cash for services rendered as a Director of the Company, until the cessation of the Director's services on the Board, the Director's attainment of a specified age, or the Director's death.

2.   Definitions

     For case of reference, the following definitions will be used in the Plan:

     2.1 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     2.2 "Beneficial Owner" means that a person shall be deemed the "Beneficial Owner" of any securities: (i) that such person or any of such person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants, or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such person or any of such person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such
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     agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this section shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

     2.3 "Board of Directors", "Board", "Directors" or "Director" mean, respectively, the Board of Directors, the Directors or a Director of the Company.

     2.4 "Change of Control" of the Company means (i) any person (except the Director, his Affiliates and Associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such person, becomes the Beneficial Owner in the aggregate of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); or (ii) individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business

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Combination of the Outstanding Company Common Stock and Company Voting
Securities, as the case may be; or (iv) (A) Consummation of a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

      2.5 The "Committee" means the Compensation and Management Development Committee of the Board of Directors as constituted from time to time.

      2.6    "Common Stock" means the common stock of the Company.

      2.7 The "Company" means, prior to April 10, 1992, UGI Utilities. From and after April 10, 1992, the term "Company" shall mean UGI Corporation, a Pennsylvania corporation (formerly named New UGI Corporation).

      2.8 "Deferred Compensation Account" or "Accounts" means the separate account established under the Plan for each Participant, as described in
      Section 4.1.

      2.9    "Exchange Act" means Securities Exchange Act of 1934, as amended.

      2.10   "Notice" means a written notice given to the Secretary, pursuant to
      Section 3.2 or a form substantially in the form of Exhibit A attached hereto.

      2.11 "Participant" means each Director of the Company who participates in the Plan.

      2.12 The "Plan" means the UGI Corporation Directors' Deferred Compensation Plan as set forth herein, or as it may be amended from time to time by the Committee or Board of Directors.

      2.13   The "Plan Year" means the calendar year.

      2.14 The "Secretary" means the Secretary of the Company who will have responsibility for those functions assigned to the Secretary under the Plan.

3.    Participation

      3.1 Each Director is eligible to participate in the Plan except a Director who is also an employee of the company or any of its subsidiaries or affiliates.

      3.2    The procedure to participate in the Plan is as follows:

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      (a)    A Director, or a nominee for that office, may elect to participate in the Plan by giving a written Notice to the Secretary. The effective date for a Director's participation in the Plan will be either (i) the date of election to a first term as a Director; or (ii) the commencement of the earning period in any Plan Year, whichever first occurs following the giving of such Notice. Such election will remain in effect until (i) the termination of the Participant's services as a Director; or (ii) the Participant's further written Notice to the Secretary of the termination or the modification of such election.

      (b) An election to terminate or modify a prior election to defer compensation will be effective at the start of the Plan Year and must be made by the Participant prior to the Plan Year to which such compensation pertains.

4.    Compensation Deferred

      4.1 A Participant may elect to defer the receipt of all or a specified portion of the compensation otherwise payable in cash for services rendered as a Director of the Company. Such compensation includes retainer fees for service on the Board and Board committees of the Company and fees for attendance at meetings of the Board and Board committees of the Company, but does not include travel expense allowances, other expense reimbursement, or non-cash compensation.

      4.2 An unfunded Deferred Compensation Account will be established for each Participant and the compensation that the Participant elects to defer under the Plan will be credited to that Account. Each such credit will be made to the Account as of the last day of the month during which such compensation would have otherwise been payable to the Participant in cash.

      4.3 Compensation deferred under the Plan is assumed to earn interest at a market rate determined by the Committee for each year during the period in which compensation is deferred. Each Participant will be notified of this rate annually. Notwithstanding the foregoing, the Committee may at any time or from time to time change or otherwise modify the basis or the method for calculating and crediting such interest, provided that the change or modification does not adversely affect the balance of any Participant's Account at the time of the change or modification.

      4.4 Each Participant will receive a statement of the balance in the Participant's Account at the end of each Plan Year as promptly as practicable thereafter.

5.    Payment of Deferred Compensation

      5.1 Upon the termination of a Participant's services as a Director, the balance in the Participant's Account will be paid in accordance with the method and at the time or times elected by the Participant by the Notice in effect at the time each portion of the Participant's compensation was deferred and credited to such Account.

      5.2 Notwithstanding Section 5.1, a Participant may elect, no later than the end of the Plan Year preceding the Plan Year in which the Participant's services as a Director terminates, periodic payments over a specified period of years or a lump sum

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distribution, provided that (i) no payment may be made prior to January of the calendar year following the calendar year during which the Participant's services as a Director terminate, unless the payment is made pursuant to
Section 5.3, 5.4 or 5.5; (ii) a lump sum payment must be made or installment payments must commence no later than January of the Plan Year following the Participant's attainment of age 70 or January of the Plan Year following the termination of the Participant's services as a Director, whichever is later; and (iii) installment payments must be made at least annually and not more frequently than quarterly for a period not to exceed 20 years.

5.3 Unless otherwise provided by the Committee, in the event of a Change of Control of the Company, the Participant's Account will be paid in cash as soon as practicable. A Participant may elect to defer receipt of such payment until such Participant attains a specified age, not to exceed the age of the Participant in January of the Plan Year following the Participant's attainment of age 70. In addition, a Participant may elect to receive such payment in (i) a single distribution or (ii) annual or quarterly installments over a period not to exceed 20 years. Both such elections made hereunder must be made no later than December 31st of the calendar year preceding the year of the Change of Control.

5.4 Notwithstanding any other provisions of this Plan, if the Committee determines, after consideration of a Participant's application, that the Participant has a financial need of such a substantial nature that a contemporaneous payment of compensation deferred under this Plan is warranted, the Committee may, in its sole and absolute discretion, direct that all or a portion of the balance of the Participant's Account be paid to the Participant. The payment will be made in the manner and at the time specified by the Committee. No Participant who is also a member of the Committee may in any way take part in any decision pertaining to a request for payment made by that Participant under this Section 5.4.

5.5 In the event of a Participant's death before the balance in the Participant's Account is fully paid out:

(a) Payment of such balance will be made to the beneficiary or beneficiaries designated by the Participant or, if the Participant has made no such designation or no beneficiary survives, to the Participant's estate. In either case, such payment will be made in the same manner as provided with respect to payments to the Participant; provided, that any lump sum payment must be made and any installment payments must commence no later than January of the calendar year following the Participant's death.

(b) If the balance in such Account is to be paid to the estate of the Participant in installments, the Committee may, in its sole and absolute discretion and upon receipt of an application therefor from the duly appointed Administrator or Executor of such estate, direct that the balance in the Participant's Deferred Compensation Account be paid to the estate in a single payment at such time as is specified by the Committee.

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6.   General

     6.1 The right of any Participant, beneficiary or estate to receive payment of any unpaid balance in the Participant's Account will be an unsecured claim against the general assets of the Company.

     6.2 During a Participant's lifetime, any payment under the Plan will be made only to the Participant. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Participant or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or beneficiary entitled thereto.

     6.3 Except as otherwise provided herein, the Plan will be administered by the Committee which will have the authority, subject to the express provisions of the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to interpret, construe and implement the provisions of the Plan.

     6.4 The Plan may at any time or from time to time be amended, modified, or terminated by the Committee, provided that no amendment, modification or termination may (i) adversely affect the balance in a Participant's Account without the Participant's consent or (ii) permit payment of such balance prior to the date specified pursuant to Section 5.2 (except for payments provided for in Section 5.3, 5.4 or 5.5).

          IN WITNESS WHEREOF, and as evidence of its adoption of this Amended and Restated Plan, the Company has caused the same to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the 1st day of January, 2000.

[Corporate Seal}                       UGI CORPORATION




                                       By:___________________________
                                       Title:


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                                                                       Exhibit A

                     NOTICE TO DEFER UNDER UGI CORPORATION
                              AMENDED AND RESTATED
                     DIRECTORS' DEFERRED COMPENSATION PLAN

                              CALENDAR YEAR: 2001

     I hereby elect to defer, under the terms and conditions of the UGI Corporation Directors' Deferred Compensation Plan (the "Plan"), the payment of compensation (excluding travel expense allowances, other expense reimbursement, or non-cash compensation) otherwise due to me on account of my future services as a Director of UGI corporation as set forth below:

1.   AMOUNT OF DEFERRAL:

     ______ All     ______ %       $ ______

2.   METHOD OF PAYMENT: (CHOOSE ONE)

     ______ Lump Sum; or

     ______ Installments
               Payable:  ______ Quarterly    ______ Annually
               over      ______ Years (not more than 20)

3.   TIME OF PAYMENT (IF LUMP SUM), OR START OF PAYMENT (IF INSTALLMENTS):

     ______ January following the termination of my services as a Director, or

     ______ January following my attainment of age ______ (no later than 70), whichever is later.

4. TIME OF PAYMENT UPON A CHANGE OF CONTROL OF COMPANY: IN THE EVENT OF A CHANGE CONTROL OF THE COMPANY, UNLESS OTHERWISE PROVIDED BY THE COMMITTEE, YOUR ACCOUNT WILL BE PAID IN CASH AS SOON AS PRACTICABLE. HOWEVER, YOU MAY ELECT TO DEFER RECEIPT OF PAYMENT AS FOLLOWS:

     ______ January following my attainment of age ______ (no later than 70).

     Method of Payment upon Change of Control: (Choose one)

     ______ Lump Sum; or

     ______ Installments
               Payable:  ______ Quarterly    ______ Annually
               over      ______ Years (not more than 20)

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5.   BENEFICIARY OR BENEFICIARIES TO WHOM PAYMENT IS TO BE MADE (AS ABOVE
     SPECIFIED) IN THE EVENT OF MY DEATH BEFORE RECEIVING PAYMENT OF THE ENTIRE BALANCE IN MY DEFERRED COMPENSATION ACCOUNT. IF MORE THAN ONE BENEFICIARY IS NAMED, PLEASE INDICATE THE PERCENTAGE TO BE PAID TO EACH.

                                                                     %
----------------------     -------------------------------     --------
         Name
                           -------------------------------
                                      Address

                                                                     %
----------------------     -------------------------------     --------
         Name
                           -------------------------------
                                      Address


     This election supersedes any prior election I have made under the Plan, and is effective as to compensation otherwise due to me for my services as a Director after (i) the date of my election to my first term in that office, or
(ii) the Commencement of the next Plan Year, whichever first occurs after the date hereof. The beneficiary election is effective immediately.

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                    Date                                Signature


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                                                   Name [please print]